SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2010

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 30, 2010, the Board of Directors of Hancock Holding Company (the “Company”) approved the adoption of the 2010 Employee Stock Purchase Plan for all employees of Hancock Holding Company and any Subsidiary (the “Plan”), effective as of January 1, 2011, as previously approved by the Company's Compensation Committee.

Associates of the Company, the Company’s subsidiary Banks, and the subsidiaries thereof who have completed ninety (90) days or more of continuous employment with the Company, one of the Banks, or a subsidiary thereof, and are eighteen (18) years of age or older, are eligible to participate in the Plan.

Each associate of the Company, a Bank, or a subsidiary thereof who qualifies to and does participate in the Plan (a “Participant”) is permitted to authorize payroll deductions in either (a) multiples of one dollar ($1.00), with a minimum deduction of two dollars ($2.00) per pay period, or (b) any whole percentage of salary between one percent (1%) and ten percent (10%) per pay period.  A Participant may not authorize deductions which exceed ten percent (10%) of the Participant's annual base salary or base compensation.

Participant payroll deductions are forwarded to the Trust Department of Hancock Bank, the Plan Custodian, which will utilize the funds to purchase shares of the Company's Common Stock on the open market through brokers or dealers, from the Company, or in private sales directly from individuals (including associates, officers or directors of the Company, the Banks, or their subsidiaries) in the name of the Plan and on behalf of the Participants. Purchases will be made in the name of the Plan at such times as the Plan Custodian deems appropriate but at least on the last trading day of each payroll period.  The shares of Common Stock so purchased will be allocated to each Participant’s account as of the last day of each payroll period.

The foregoing description of the Plan is qualified in its entirety by the terms and conditions of the Plan, a copy of which is filed as Exhibit 99.1 hereto and in incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

    (d)    Exhibits.

Exhibit No.	Description
99.1	Hancock Holding Company 2010 Employee Stock Purchase Plan

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: January 5, 2011

                               HANCOCK HOLDING COMPANY
                                     (Registrant)

                               By: /s/ Paul D. Guichet
                               Name: Paul D. Guichet
                               Title:   Vice President
                                  Investor Relations

EXHIBIT INDEX

Exhibit Number	Description
99.1	Hancock Holding Company 2010 Employee Stock Purchase Plan

HANCOCK HOLDING COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

Page

ARTICLE I.	GENERAL	1

1.1	Purpose	1
1.2	ERISA	1
1.3	Authorized Shares	1
1.4	Termination of Prior Plan	2

ARTICLE II.	DEFINITIONS	2

2.1	Affiliate	2
2.2	Allocation Date(s)	2
2.3	Associate	2
2.4	Bank	3
2.5	Board	3
2.6	Cash Account	3
2.7	Change in Control	3
2.8	Code	4
2.9	Committee	4
2.10	Common Stock	4
2.11	Company	5
2.12	Custodial Agreement	5
2.13	Election Date	5
2.14	Eligible Associate	5
2.15	Employer	6
2.16	Human Resources	6
2.17	Participant	6
2.18	Payroll Authorization	6
2.19	Payroll Deductions	6
2.20	Plan	6
2.21	Plan Custodian	6
2.22	Plan Year	6
2.23	Salary	7
2.24	Stock Share Account	7
2.25	Trust Department	7

ARTICLE III.	ADMINISTRATION AND INTERPRETATION OF PLAN	7

3.1	Committee	7
3.2	Authority and Duties	7
3.3	Delegation	8
3.4	Rules and Procedures	8

ARTICLE IV.	PARTICIPATION	9

4.1	Eligibility Requirements	9
4.2	Election to Participate	9
4.3	Effective Date of Participation	9
4.4	Rehired Associates	9
4.5	Change of Classification	10

i

(continued)

                                           Page

ARTICLE V.	PAYROLL DEDUCTIONS	11

5.1	Amount of Deductions	11
5.2	Indefinite Election	11
5.3	Changes to Payroll Authorization	11
5.4	Suspension or Termination	11

ARTICLE VI.	CONTRIBUTIONS TO PLAN/CASH ACCOUNTS	12

6.1	Delivery to Plan Custodian	12
6.2	Credit to Cash Account	12
6.3	Investment of Cash Accounts	13
6.4	Investment Earnings	13

ARTICLE VII.	STOCK PURCHASES	13
7.1	Purchase of Common Stock	13
7.2	Purchase Price	14

ARTICLE VIII.	ALLOCATION OF STOCK	14

8.1	Average Cost	14
8.2	Allocation to Accounts	15

ARTICLE IX.	DIVIDENDS AND DISTRIBUTIONS	15

9.1	Dividends, Etc. on Allocated Shares	15
9.2	Stock Rights on Allocated Shares	15

ARTICLE X.	VOTING RIGHTS	16

10.1	Instructions by Participant	16
10.2	Failure to Instruct	16

ARTICLE XI.	REPORTS TO PARTICIPANTS	16

11.1	Participant Account Statements	16
11.2	Shareholder Information	16
11.3	Tax Reporting	17

ARTICLE XII.	WITHDRAWAL FROM ACCOUNTS	17

12.1	Withdrawal from Stock Shares Account	17
12.2	Distribution of Shares	17
12.3	Withdrawal from Cash Account	18

ii

(continued)

                                           Page

ARTICLE XIII.	WITHDRAWAL FROM PARTICIPATION	18

13.1	Withdrawal	18
13.2	Ceasing of Payroll Deductions	18
13.3	Distribution of Account Balances	18

ARTICLE XIV.	TERMINATION OF EMPLOYMENT	19

14.1	Termination Other Than Retirement or Death	19
14.2	Termination Due to Retirement or Death	19

ARTICLE XV.	SALE OF PLAN SHARES	20

15.1	Participant Direction	20
15.2	Sale by Plan Custodian	20

ARTICLE XVI.	DEFAULT	20
		20
ARTICLE XVII.	EXPENSES	21

17.1	General Administrative Costs	21
17.2	Stock Issuance Fee	21

ARTICLE XVIII.	AMENDMENT AND TERMINATION OF PLAN	22

18.1	Amendment	22
18.2	Termination	22

ARTICLE XIX.	GENERAL PROVISIONS	22

19.1	Effect of a Change in Control	22
19.2	Electronic Instructions	23
19.3	Employment Rights	23
19.4	Limitations on Purchase of Stock	23
19.5	Assignment, Exemption from Seizure	23
19.6	Physical, Mental or Legal Incapacity of the Member	23
19.7	Limitation of Liability	24

iii

HANCOCK HOLDING COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

HANCOCK HOLDING COMPANY (the “Company”) hereby establishes the HANCOCK HOLDING COMPANY 2010 EMPLOYEE STOCK PURCHASE PLAN this the _____ day of December, 2010, to be effective as of the 1st day of January, 2011.
W I T N E S S E T H:
    WHEREAS, the Company desires to establish a plan to provide for ownership of stock in the Company by Associates of the Company and/or of its Affiliates.
NOW, THEREFORE, the Hancock Holding Company 2010 Employee Stock Purchase Plan is hereby established as follows:
ARTICLE I.
GENERAL
    1.1           Purpose.  The purpose of the Plan is to provide Eligible Associates who wish to become stockholder’s of the Company with a convenient means for the purchase of shares of the Company’s Common Stock.  It is intended that the Plan constitute a broadly based employee stock purchase plan, but the Plan is not intended to constitute a qualified “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code).
1.2           ERISA.  The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
1.3           Authorized Shares.  The Company has reserved Two Hundred Fifty Thousand (250,000) shares of Common Stock for issuance under the Plan.  Unless terminated earlier by the Company, the Plan will terminate when all such shares (adjusted as provided herein) have been purchased pursuant to the terms of the Plan.  The number of shares reserved for issuance hereunder shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, or reorganization, redesignation, merger, consolidation, recapitalization, or other such change.  Any such adjustment may provide for the elimination of fractional shares.
1.4           Termination of Prior Plan.  By establishment of this Plan, the Company hereby terminates the existence of the Hancock Holding Company Employee Stock Purchase Plan (originally known as Hancock Bank Employee Stock Purchase Plan) which was previously adopted and was initially effective the 4th day of January, 1982 (the “Prior Plan”), which termination shall be effective as of the effective date of this Plan. Each Associate’s accounts maintained pursuant to the Prior Plan as of such effective date shall, solely at the election of the Associate, be transferred to and merged with the accounts of the Associate under this Plan.
ARTICLE II.
DEFINITIONS
    2.1           Affiliate.  The term “Affiliate” means any corporation, or other form of entity, of which the Company owns, from time to time, directly or indirectly eighty percent (80%) or more of the total combined voting power of all classes of stock or other equity interest.
2.2           Allocation Date(s).  The term “Allocation Date(s)” means the dates as of which stock purchased hereunder shall be allocated to the Stock Share Accounts of the Participants, which shall be the last day of each payroll period of the Employer.
2.3           Associate.  The term “Associate” means any person who is treated as a common law employee by the Company and/or its Affiliates; provided, however, that an individual who is reclassified as a common law employee on a retroactive basis shall not be treated as having been an Associate for purposes of the Plan for any period prior to the date he or she is so reclassified.

2.4           Bank.  The term “Bank” means Hancock Bank, a wholly-owned subsidiary of the Company.
2.5           Board.  The term “Board” means the Board of Directors of the Company.
2.6           Cash Account.  The term “Cash Account” means the separate account established and maintained by the Plan Custodian for each Participant which is credited with the Participant’s Payroll Deductions pursuant to the Plan, net earnings or losses on investments thereof, if any, and cash dividends on the shares allocated to the Participant’s Stock Share Account, and any such amount credited on behalf of such Participant under the Prior Plan and transferred to this Plan at the Participant’s election.
2.7           Change in Control.  The term “Change in Control” shall mean the happening of any of the following events:
(a)           The acquisition by any one person or by more than one person acting as a group, of ownership of Common Stock that, together with Common Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Common Stock of the Company;
(b)           The acquisition by any one person, or by more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of ownership of Common Stock in the Company possessing fifty percent (50%) or more of the total voting power of the Common Stock of the Company;
(c)           The replacement during any twelve-month period of a majority of the members of the Board by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or

(d)           The acquisition by any one person, or more than one person acting as a group, during the twelve-month period ending on the date of the most recent acquisition, of assets of the Company having a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
For purposes of the above, “persons acting as a group” shall have the meaning as in Treasury Regulations Section 1.409A-3(i)(5)(v)(B).
It is intended that the definition of Change in Control contained herein shall be the same as (i) a change of ownership of a corporation, (ii) a change in the effective control of a corporation and/or (iii) a change in the ownership of a substantial portion of a corporation’s assets as reflected in Treasury Regulations Section 1.409A-3(i)(5), as modified by the substitution of the higher percentage requirements in items (b) and (d) above; and all questions or determinations in connection with any such Change in Control shall be construed and interpreted in accordance with the provisions of such Regulations.
2.8           Code.  The term “Code” means the Internal Revenue Code of 1986, as amended.
2.9           Committee.  The term “Committee” means the Committee authorized by the Board to administer this Plan, as more fully described in Article III hereof.
2.10           Common Stock.  The term “Common Stock” means shares of common stock, par value $3.33 per share, of the Company authorized on the effective date of the Plan, and any shares which, at any time prior to the date when such term is used, may be issued by the Company and exchanged for such shares of Common Stock or any other shares, whether in subdivision or in combination thereof and whether as part of a classification or reclassification thereof, or otherwise.

2.11           Company.  The term “Company” means Hancock Holding Company, a bank holding company under the Bank Holding Company Act of 1956, headquartered in Gulfport, Mississippi, and its successors and assigns.
2.12           Custodial Agreement.  The term “Custodial Agreement” means the agreement executed simultaneously herewith by the Company and the Plan Custodian for the administration and investment of funds contributed pursuant to this Plan, as such may be amended from time to time.
2.13           Election Date.  The term “Election Date” means the date by which a Payroll Authorization form must be received in order to be effective for a payroll period.  The Election Date shall be the last day of the payroll period immediately preceding payroll period for which the Payroll Authorization is to be effective.
2.14           Eligible Associate.  The term “Eligible Associate” means those Associates of the Company, or of an Affiliate, who shall be eligible to participate in this Plan after meeting the eligibility requirements of Section 4.1.  Eligible Associates shall include all Associates of the Company and its Affiliates, except the following:
(a)
Associates included in a unit of Associates covered by a collective bargaining agreement between the Company and employee representatives, if retirement benefits were the subject of good faith bargaining (for this purpose, the term employee representatives does not include any organization more than half of whose members are Associates who are owners, officers or executives of the Company or an Affiliate);

(b)	Associates who are nonresident aliens and who receive no earned income from the Company which constitutes income from sources within the United States;

(c)	Leased Employees (as determined under the provisions of the Hancock Holding Company 401(k) Plan);

(d)	“On-Call Employees” which shall mean individuals classified by the Company as “on-call Employees” to be contracted as needed for special projects;

(e)	“Seasonal Employees” which shall mean individuals classified by the Company as “seasonal Employees” to be hired for summer employment, spring-break and/or Christmas break;

(f)	“Co-op Employees” which shall mean students hired by the Company as part of a high school/college cooperative program; and

(g)	“Project Employees” which shall mean individuals classified by the Company as “project Employees” to be hired for specific projects.

2.15           Employer.  The term “Employer” shall mean the Company and each Affiliate of the Company.
2.16           Human Resources.  The term “Human Resources” means the Human Resources Department of the Bank.
2.17           Participant.  The term “Participant” means an Eligible Associate who is participating in the Plan at the time the term is used.
2.18           Payroll Authorization.  The term “Payroll Authorization” means the payroll deduction authorization form which each Eligible Associate must complete and submit pursuant to Section 4.2 hereof in order to participate in the Plan.
2.19           Payroll Deductions.  The term “Payroll Deductions” means the amount withheld from a Participant’s Salary each payroll period and contributed to the Plan on his behalf as elected by the Participant pursuant to a Payroll Authorization.
2.20           Plan.  The term “Plan” means the Hancock Holding Company 2010 Employee Stock Purchase Plan established hereunder.
2.21           Plan Custodian.  The term “Plan Custodian” means the Trust Department and any successor Plan Custodian that may subsequently be appointed to serve as Plan Custodian for purposes of the Plan.
2.22           Plan Year.  The term “Plan Year” means the period commencing on January 1st of each year and ending on December 31st of such year.

2.23           Salary.  The term “Salary” means base salary or base compensation paid by the Employer to a Participant, excluding bonus, incentive and commission and overtime payments.
2.24           Stock Share Account.  The term “Stock Share Account” means the separate account established and maintained by the Plan Custodian for each Participant to which is allocated the Participant’s share of the Common Stock purchased under the Plan and under the Prior Plan and transferred to this Plan at the Participant’s election.
2.25           Trust Department.  The term “Trust Department” means the Trust Department of the Bank, which is hereby designated to act as Plan Custodian for purposes of the Plan. All references herein to Plan Custodian shall mean the Trust Department and the terms Trust Department and Plan Custodian are used interchangeably herein so long as the Trust Department is serving as the Plan Custodian.
ARTICLE III.
ADMINISTRATION AND INTERPRETATION OF PLAN

3.1           Committee.  The Plan will be administered by a Committee as authorized by the Board. Such Committee may be an existing, standing committee of the Board or may be a committee specifically established for the purpose of administering the Plan, consisting of such members as the Board may from time to time determine, who are appointed by and subject to removal by the Board. The Committee may from time to time adopt rules and regulations consistent with the Plan as it deems necessary to carry out or administer the Plan or to provide for matters not specifically covered herein, and may change, alter, amend or rescind such rules and regulations as the Committee deems appropriate.
3.2           Authority and Duties.  Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including, without limitation, the resolution of factual disputes, the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of the Plan provisions and related documents. The Committee’s decisions, determinations, interpretations or other actions in respect thereof shall be final, conclusive and binding upon all participants and former participants; their beneficiaries, heirs, executors, assigns; and all other parties.
The Committee or its delegate shall direct the Plan Custodian with respect to all instructions received from Participants regarding the voting of or exercise of other rights on the Common Stock allocated to the Participants’ Stock Share Accounts and as to any Participant requests for withdrawal or termination received by the Committee.
The Committee shall have full power and authority to exercise all duties of the Committee set forth in the provisions of the Plan and to do all other acts deemed necessary or desirable, in the discretion of the Committee, for the administration of the Plan in accordance with the provisions hereof.
3.3           Delegation.  The Committee may, from time to time, delegate certain of its administrative duties and authority to other committees, departments and/or personnel of the Company or the Bank.  Notwithstanding the provisions of Section 3.1, certain specified day-to-day administrative duties have been delegated under the provisions of this Plan to Human Resources, which department shall perform said duties on behalf of the Committee and in accordance with the rules and regulations adopted by the Committee.
3.4           Rules and Procedures.  The Committee may from time to time adopt rules and procedures with respect to the administration of the Plan, provided that all such rules and procedures are consistent with the provisions of the Plan.  The rules and procedures shall be binding on all Eligible Associates and Participants.

ARTICLE IV.
PARTICIPATION

4.1           Eligibility Requirements.  Each Eligible Associate shall be eligible for participation in this Plan after attaining age eighteen (18) and completing ninety (90) days of consecutive employment as an Eligible Associate with the Company or one of its Affiliates.
4.2           Election to Participate.  Participation in the Plan is voluntary.  In order to participate in the Plan, an Eligible Associate must complete and sign a Payroll Authorization electing the amount of his Salary to be deducted each pay period and contributed to the Plan, subject to the limitations of Section 5.1, and must submit such Payroll Authorization to Human Resources or such other department or person as may be designated from time to time by the Committee.
4.3           Effective Date of Participation.  Participation in the Plan by an Eligible Associate shall become effective as of the first payroll period that commences on or after the first day of the month coinciding with or immediately following the date on which he completes the eligibility requirements of Section 4.1 provided he has submitted a Payroll Authorization pursuant to Section 4.2 and such Payroll Authorization is received on or before the Election Date for such payroll period.  An Eligible Associate who does not elect to participate upon initially becoming eligible for participation pursuant to Section 4.1 may subsequently elect to participate by completing a Payroll Authorization and submitting it pursuant to Section 4.2 at any time.  Such Payroll Authorization shall become effective as of the payroll period specified by the Eligible Associate provided it is received on or before the Election Date for such payroll period, and otherwise shall be effective as of the next payroll period.
4.4           Rehired Associates.  Each former Participant who is rehired within thirty-one (31) days of the termination of his employment shall be eligible to participate in the Plan immediately upon his reemployment as an Eligible Associate.  All other former Associates of the

Employer, whether or not they were Participants or had met the eligibility requirements for Participation in this Plan at the time of their termination of employment, shall, upon reemployment by the Employer or an Affiliate, be treated as a new Associate for all purposes of this Plan.
4.5           Change of Classification.  An Associate who is not an Eligible Associate who subsequently becomes employed as an Eligible Associate must meet the eligibility requirements of Section 4.1 after such employment as an Eligible Associate before being eligible for participation in this Plan. A Participant who ceases to be employed as an Eligible Associate shall become ineligible to participant in the Plan.  In such an event, all Payroll Deductions pursuant to Article V on behalf of such Participant shall cease with the last pay period for which he is employed as an Eligible Associate and, unless he is rehired as an Eligible Associate within thirty-one (31) days as provided in Section 4.4, his employment shall be treated as terminated for purposes of this Plan and the balances of his Stock Share Account and Cash Account shall be distributed as provided in Section 14.1.  Notwithstanding the preceding provisions of this Section, if a Participant becomes ineligible to participate in the Plan because he ceases to be employed as an Eligible Associate but such Participant continues to be employed as an “On-Call Employee,” his payroll deductions shall cease as provided herein but his employment shall not be treated as terminated and his account balances shall not be distributed unless and until he incurs an actual termination of employment or requests a withdrawal under the terms of this Plan. Further, in the event such an “On-Call Employee” subsequently returns to employment as an Eligible Associate, he shall be eligible to participate in the Plan immediately upon such reemployment as an Eligible Associate.

ARTICLE V.
PAYROLL DEDUCTIONS

5.1           Amount of Deductions.  Participants may contribute to the Plan only through Payroll Deductions.  Payroll Deductions shall be in multiples of One Dollar ($1.00), with a minimum Payroll Deduction of Two Dollars ($2.00) per pay period, or in any whole percentage of Salary, in a minimum of one percent (1%) and a maximum of ten percent (10%) of Salary per pay period. In no event shall a Participant’s aggregate Payroll Deductions during any Plan Year exceed ten percent (10%) of his total Salary for such Plan Year.
5.2           Indefinite Election.  Payroll Deductions elected by a Participant pursuant to a Payroll Authorization shall remain in effect from pay period to pay period for an indefinite period until changed, revoked, suspended or terminated as otherwise provided herein.
5.3           Changes to Payroll Authorization.  A Participant may elect to increase or decrease his Payroll Deduction at any time by completing a new Payroll Authorization in accordance with Section 4.2.  Such a change to a prior Payroll Deduction shall become effective as of the payroll period specified by the Participant provided the new Payroll Authorization is received by Human Resources or such other department or person as may be designated from time to time by the Committee by the Election Date for such payroll period, and otherwise shall be effective as of the next succeeding payroll period.
5.4           Suspension or Termination.  Payroll Deductions may be suspended or terminated at any time by written or electronic directions filed by the Participant with Human Resources.  Such suspension or termination shall be effective as of the payroll period specified by the Participant, provided the written directions are received by Human Resources, or such other department or person as may designated from time to time by the Committee, on or before the Election Date for such payroll period, and otherwise shall be effective as of the next succeeding payroll period, and shall be subject to the following:
(a)           A termination of Payroll Deductions will constitute a withdrawal from the Plan pursuant to Article XIII, in which event a new Payroll Deduction may not be elected by the Participant until the beginning of the next succeeding Plan Year.
(b)           A suspension of Payroll Deductions may be elected for either a three (3) month period or a six (6) month period. At the end of the suspension period elected by the Participant, Payroll Deductions will automatically resume from the Participant’s Salary at the rate in effect prior to the suspension period, unless, prior to the end of such suspension period, the Participant requests another suspension under this subsection (b) or a termination under this Section or files a new Payroll Authorization in accordance with Section 4.2 electing a different rate of Payroll Deduction. In the event a Participant elects successive suspensions which exceed a cumulative period of twelve (12) months, such Participant shall be deemed to have requested a withdrawal under Article XIII hereof, in which event a new Payroll Deduction may not be elected by the Participant until the beginning of the Plan Year following the year in which such withdrawal occurs.
ARTICLE VI.
CONTRIBUTIONS TO PLAN/CASH ACCOUNTS

6.1           Delivery to Plan Custodian.  As soon as practical after each payday, the Employer will remit the amount withheld through Payroll Deductions from the Salary of all Participants to the Plan Custodian to be held for the benefit of the Participants under the terms hereof.
6.2           Credit to Cash Account.  The amount of each Participant’s Payroll Deduction remitted to the Plan Custodian shall be credited to a Cash Account established for the benefit of such Participant, which Cash Account constitutes a part of the Plan.

6.3           Investment of Cash Accounts.  Pending the purchase of shares of Common Stock as provided in Article VII, all cash held by the Plan Custodian and credited to the Cash Accounts of the Participants shall be temporarily invested.  Such investments shall be for such periods and in such investment funds as the Plan Custodian shall be directed by the Committee, and subject to the provisions of the Custodial Agreement.
6.4           Investment Earnings.  Any interest or other income earned on the investment of amounts credited to Participants’ Cash Accounts shall first be applied to meet plan expenses as provided in Section 17.1. The remaining net investment earning, if any, and any net investment losses shall be allocated to the Cash Accounts of the Participants as of each Allocation Date, prior to the allocation of any Common Stock pursuant to Article VIII to the Participant’s Stock Share Accounts as of such Allocation Date.  Such allocation shall be made on a pro rata basis in the proportion which the balance of the Cash Account of each Participant as of the last day of the period for which such allocation is made bears to the aggregate balances of the Cash Accounts of all Participants on such date.
ARTICLE VII.
STOCK PURCHASES

7.1           Purchase of Common Stock.  At such times as the Plan Custodian deems appropriate, but no less frequently than the last trading day of every payroll period (or as soon thereafter as practicable), the Plan Custodian shall utilize then-available funds credited to all Participants’ Cash Accounts to purchase shares of Common Stock.  The maximum number of whole shares of Common Stock will be purchased that can be acquired with the then-available funds.  In all events, however, at least ten percent (10%) of the dividends paid on Company Stock held by the Plan and credited to the Participants’ Cash Accounts pursuant to Section 9.1 will be reinvested in such Common Stock.  Such purchase may be made, in the discretion of the

Plan Custodian, on the open market, by private purchase or from the Company from the shares reserved for issuance hereunder.  Notwithstanding the preceding, available funds shall first be utilized, as and when necessary, to purchase fractional shares from the Stock Share Accounts of Participants who have withdrawn from participation or terminated from employment as provided in Articles XIII and XIV, respectively.  All shares of Common Stock purchases shall be held in the name of the Plan or the Plan Custodian. Any cash remaining after the purchase of such maximum number of whole shares of Common Stock will be retained in the Participants’ Cash Accounts and temporarily invested as provided in Article VI until the next purchase of Common Stock by the Plan Custodian.
7.2           Purchase Price.  The purchase price for all purchases of Common Stock made on the NASDAQ Stock Market shall be the then-traded price at the time the actual purchase is made. All other purchases of Common Stock shall be made at fair market value as determined on the date of the purchase.  For this purpose, fair market value shall be determined with reference to the bid, asked or opening and/or closing sales prices of the Common Stock as reported on the NASDAQ Stock Market or such other exchange or system of reporting on which the Common Stock is then quoted or traded, as of the day immediately preceding the date on which such fair market value is determined or, if no sales are reported on such date, the next preceding date on which sales of the Common Stock were reported.
ARTICLE VIII.
ALLOCATION OF STOCK

8.1           Average Cost.  As of each Allocation Date, the Plan Custodian will determine the average cost per share of all shares of Common Stock purchased since the last Allocation Date.  In determining such cost the Plan Custodian shall take into account expenses of the Plan chargeable to the individual Participants (determined in accordance with Article XVII hereof).

8.2           Allocation to Accounts.  As of each Allocation Date, after net investment earnings, if any, have been allocated as provided in Section 6.4 above, all shares of Common Stock to be allocated to the Participants’ accounts as of such Allocation Date will be allocated, in whole and fractional shares (computed to four decimal places), to the Stock Share Accounts of the Participants.  Such shares of Common Stock shall be allocated on a pro rata basis according to the balances in the Participants’ respective Cash Accounts on that date based on the average per share cost as determined for such Allocation Date pursuant to Section 8.1.  Each Participant’s Cash Account will simultaneously be charged with the cost of the shares allocated to such Participant’s Stock Share Account.
ARTICLE IX.
DIVIDENDS AND DISTRIBUTIONS

9.1           Dividends, Etc. on Allocated Shares.  Cash dividends will be credited to each Participant’s Cash Account and stock dividends and stock splits received by the Plan will be credited to each Participant’s Stock Share Account to the extent that such cash or stock divided or stock split is attributable to the shares of Common Stock which have been allocated to such Participant’s Stock Share Account as of the record date of the cash dividend, stock dividend or stock split.
9.2           Stock Rights on Allocated Shares.  Each Participant shall have the power to sell, allow to expire or exercise all stock rights and warrants relating to stock allocated to such Participant’s Stock Share Account.  A Participant desiring to exercise any such right or power shall deliver written instructions to the Committee or its delegate in accordance with procedures established by the Committee.

ARTICLE X.
VOTING RIGHTS

10.1           Instructions by Participant.  Each Participant shall have the right to instruct the Plan Custodian as to the manner in which the Common Stock allocated to his Stock Share Account shall be voted by the delivery of specific written instructions to the Committee or its delegate prior to the date and time scheduled for any shareholder vote, specifying the manner in which such Participant wishes to have all or any portion of the shares allocated to his Stock Share Account voted.
10.2           Failure to Instruct.  Any shares allocated to a Stock Share Account for which voting instructions are not received from the Participant prior to the date and time scheduled for a shareholder vote shall be voted by the Plan Custodian in accordance with the recommendations of management of the Company.
ARTICLE XI.
REPORTS TO PARTICIPANTS

11.1           Participant Account Statements.  As soon as practical after the close of each calendar quarter, each Participant will receive a confirmation notice of shares allocated to a Participant’s Stock Share Account during such quarter indicating (a) the Participant’s contributions to the Plan, (b) the number of shares of Common Stock allocated to the Participant’s Stock Share Account, (c) the dividends and interest (if any) allocated to the Participant’s Stock Share Account or Cash Account, (d) the cumulative total of shares held in the Participant’s Stock Account, and (e) the balance in the Participant’s Cash Account.
11.2           Shareholder Information.  Participants will also receive copies of all communications provided to the Company’s shareholders, including the Annual Report of the Company, the Notice of the Company’s Annual Meeting and Proxy Statement no later than the time such information is provided to the Company’s shareholders.

11.3           Tax Reporting.  Participants will also received information necessary for reporting income realized by them under the Plan and/or in connection with the sale of Common Stock made on his behalf by the Plan Custodian.
ARTICLE XII.
WITHDRAWAL FROM ACCOUNTS

12.1           Withdrawal from Stock Shares Account.  Except as otherwise provided herein, a Participant may withdraw all of the whole shares of Common Stock allocated to such Participant’s Stock Share Account by delivering a written request for such withdrawal to Human Resources.  A Participant may not withdraw less than the total number of whole shares allocated to such Participant’s Stock Share Account at the time of such withdrawal and may make such a withdrawal no more than once in any Plan Year.   If a Participant withdraws shares more than once in a single Plan Year, such Participant’s participation in the Plan will automatically terminate pursuant to Article XIII.
12.2           Distribution of Shares.  As promptly as practical following the receipt of a Participant’s withdrawal request, the number of whole shares of Common Stock allocated to his Stock Share Account as of the immediate preceding Allocation Date shall be distributed to the Participant.  Such shares shall be distributed either through a DRS book entry or, at the request of the Participant, through issuance of a stock certificate representing the total number of whole shares of Common Stock which a Participant withdraws from his Stock Share Account.  Once the shares of Common Stock have been distributed to a Participant, such Participant shall have all the rights of an ordinary stockholder in regard to such shares (including, but not limited to, voting rights and the right to receive dividends), and the Plan Custodian shall no longer have any such rights with respect to such shares.

12.3           Withdrawal from Cash Account.  Partial withdrawals of cash from the Cash Accounts of Participants shall not be allowed.  Withdrawals from Participant’s Cash Accounts shall be allowed only in connection with a withdrawal from participation in the Plan as provided in Article XIII.
ARTICLE XIII.
WITHDRAWAL FROM PARTICIPATION

13.1           Withdrawal.  A Participant may withdraw from participation in the Plan, at any time by directing Human Resources, in writing, to cease the Payroll Deductions from his Salary and requesting a withdrawal of the balance of his Cash Account and Stock Share Account under the Plan.  A Participant who withdraws from the participation in the Plan, or whose participation is terminated pursuant to Section 5.4, 12.1 or 19.4 above, may not re-enter the Plan until the next Plan Year.
13.2           Ceasing of Payroll Deductions.  Payroll Deductions from the Participant’s Salary will cease as of the payroll period specified by the Participant, provided Human Resources or such other department or person as may be designated from time to time by the Committee receives such Participant’s written instructions by the Election Date for such payroll period, and otherwise shall be effective as of the next payroll period.
13.3           Distribution of Account Balances.  As promptly as practical after the first Allocation Date immediately following the receipt of the Participant’s request to withdraw from participation, or termination of a Participant’s participation pursuant to Section 5.4, 12.1 or 19.4, the number of whole shares of Common Stock allocated to his Stock Share Account as of such Allocation Date shall be distributed to the Participant either through a DRS book entry or, at the request of the Participant, through issuance of a stock certificate representing such shares.  Simultaneously, a check will be distributed to the Participant for the fair market value, (as determined under Section 7.2) of any fractional share interests allocated to his Stock Share Account and any remaining balance in his Cash Account as of such Allocation Date.
ARTICLE XIV.
TERMINATION OF EMPLOYMENT
14.1           Termination Other Than Retirement or Death.  If a Participant’s employment terminates for reasons other than retirement or death, as soon as practical after the first Allocation Date immediately following such termination of employment, the whole shares of Common Stock allocated to his Stock Share Account as of such Allocation Date shall be distributed to the former Participant either through a DRS book entry or, at the request of the Participant, through issuance of a stock certificate representing such shares.  Simultaneously, a check will be distributed to the former Participant for the fair market value (as determined under Section 7.2) of any fractional share interests allocated to his Stock Share Account and any remaining balance in his Cash Account as of such Allocation Date.
14.2           Termination Due to Retirement or Death.  In the event of retirement (including disability retirement) or death of a Participant during a Plan Year, settlement shall be made as of the first Allocation Date immediately following such retirement or death. Distribution as provided in this Section shall be made as soon as administratively practicable following such Allocation Date. If termination is by reason of retirement the number of whole shares of Common Stock allocated to the Participant’s Stock Share Account as of such Allocation Date shall be distributed to the Participant either in a DRS book entry or, at the request of the Participant, in a stock certificate representing such shares.  Simultaneously, a check will be distributed to the Participant for the fair market value (as determined under Section 7.2) of any fractional share interests allocated to his Stock Share Account and any remaining balance in his Cash Account as of such Allocation Date. If termination is by reason of death, settlement will be made in the same manner and will be to the Participant’s beneficiary as designated on his Payroll Authorization.  If no beneficiary has been so designated, or if all beneficiaries so designated fail to survive the Participant, settlement will be made to the Participant’s duly appointed legal representative, after satisfaction of any applicable legal requirements.
ARTICLE XV.
SALE OF PLAN SHARES
15.1           Participant Direction.  A Participant to whom a distribution of shares of Common Stock is to be made pursuant to the provisions of Article XII, XIII or XIV may elect, in lieu of receiving such shares of stock, to direct the Plan Custodian to sell a number of whole shares of Common Stock to which he is entitled (up to the maximum number of shares to be distributed to the Participant) and to receive the net proceeds thereof in cash. Such election must be made in writing on such form, at such time and in such manner as may be provided by the Committee and delivered to the Committee, or its designee.
15.2           Sale by Plan Custodian.  The Plan Custodian shall sell the number of whole shares elected by the Participant as soon as practicable following receipt of instructions from a Participant. Such stock sales may be made on the open market or by private sale in the discretion of the Plan Custodian, including to the Plan. The sales price shall be determined in the same manner as the purchase price of Common Stock is determined for purposes of this Plan pursuant to Section 7.2. All costs of any such sale shall be borne by the Participant by deducting such amounts from the proceeds of the sale of the Common Stock to be distributed to the Participant.
ARTICLE XVI.
DEFAULT
If any Participant admits that he is guilty or is convicted in a court of competent jurisdiction of any crime resulting from dishonesty in the affairs of an Employer, and if any Employer suffers any monetary loss in connection therewith and the amount of such loss is admitted by such Participant or proved to the satisfaction of the Committee, any balance in such Participant’s Cash Account and any shares allocated to such Participant’s Stock Share Account any of which would otherwise be payable to, held for, or distributable to such Participant, shall, to the extent of such loss, be forfeited by the Participant and utilized to reimburse the Employer for its loss.
ARTICLE XVII.
EXPENSES
    17.1           General Administrative Costs.  The Employer will bear the costs of administering the Plan, including any compensation to the Plan Custodian or others and any transfer taxes incurred in transferring the stock from the Plan to the Participants, except to the extent such costs are met out of investment earnings as provided in Section 6.4.  Expenses paid by the Plan or Plan Custodian which an individual would normally pay if he purchased stock from a broker, including any broker’s fees, commissions, postage or other transactional costs actually incurred, will be included in determining the cost of the Common Stock to the Participants.
17.2           Stock Issuance Fee.  An administrative fee of Five and no/100 ($5.00) will be charged against the Cash Account of each Participant to whom shares of Common Stock are issued in certificate form from his Stock Share Account under the provisions of this Plan.  Said administrative fee shall be paid to the Trust Department on behalf of the Company in reimbursement of expenses incurred in processing the distribution of the shares of Common Stock from the Plan.  Notwithstanding the preceding, such administrative charge shall not be applicable in the event of the issuance of Common Stock from the Plan to a Participant in connection with his retirement or the termination of the Plan.

ARTICLE XVIII.
AMENDMENT AND TERMINATION OF PLAN
    18.1           Amendment.  The Company reserves the right to amend the Plan at any time; however, no amendment shall affect any Participant’s right to the benefit of contributions made by him prior to the date of such amendment.
18.2           Termination.  The Company reserves the right to terminate the Plan at any time.  In such event, there will be no further payroll deductions, however, all available funds shall be utilized as soon as reasonably feasible to purchase the maximum number of whole shares of Common Stock.  All such shares shall be allocated to the Stock Share Accounts of the Participants in accordance with the provisions hereof.
Within sixty (60) days after such shares are allocated to the Participants’ Stock Share Accounts, any fractional share interests held by the Plan shall be sold and all of the whole shares of Common Stock allocated to the Stock Share Account of each Participant shall be issued to such Participant as of such date either in a DRS book entry or, at the request of the Participant, in a stock certificate representing such shares.  Simultaneously, a check will be distributed to each Participant in an amount equal to the sum of the value of his fractional share interests and the balance in his Cash Account as of such date.
ARTICLE XIX.
GENERAL PROVISIONS
19.1           Effect of a Change in Control.  In the event of a Change in Control, the surviving continuing successor, purchasing corporation, or parent thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under this Plan.  If the Acquiring Corporation elects not to assume the Company rights and obligations under this Plan, the Plan shall be terminated as of the effective date of such Change in Control.  The whole shares of Common Stock allocated to the Stock Share Account of each Participant as of such date shall be distributed to such Participant in a DRS book entry or, at the election of the Participant, in a certificate representing such shares.  Simultaneously, the fractional shares in each Participant’s Stock Share Account shall be sold and a check for the value of such fractional shares and the balance in the Participant’s Cash Account shall be distributed to the Participant.
19.2           Electronic Instructions.  At any time that the Plan provides for instructions or other communications to be made in writing by an Associate or Participant, such instructions shall be effective if provided electronically in accordance with procedures which may be established from time to time by the Committee, if any.
19.3           Employment Rights.  Neither the creation or existence of this Plan nor the terms hereof shall give any person any right to be retained in the employ of the Company or any interest in the assets or business activities of the Company.
19.4           Limitations on Purchase of Stock.  No stock will be purchased under the Plan for the benefit of any Associate residing or employed in any jurisdiction where the purchase of such stock is not permitted under the applicable laws.
19.5           Assignment, Exemption from Seizure.  Except as may otherwise be specifically provided by any applicable law, no right of a Participant under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt by anyone to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and will terminate the Participant’s participation in the Plan pursuant to Article XIII.  Any Common Stock or money to which any person is entitled under the Plan are exempt from execution, seizure and attachment.
19.6           Physical, Mental or Legal Incapacity of the Member.  If any payment is to be made under the Plan to a minor or other person who is physically, mentally or legally incompetent, the Plan Custodian shall pay the same to the parent or guardian or such other person having legal custody of, or being the legally appointed representative of, such person, to be applied by such parent, guardian, person having legal custody or legally appointed representative for the benefit of such person, without the Plan Custodian being further liable to see the application thereof and so that any such payment shall be a complete discharge of any liability under the Plan of the Employer therefor.
19.7           Limitation of Liability.  No member of the Board or of the Committee shall be liable for any action (or failure to act) or determination done (or not done) in good faith in respect of or pursuant to the Plan. To the full extent permitted by law, the Company shall indemnify and save harmless each member of the Board or of the Committee (acting in that capacity) with respect to any actual or threatened action or proceeding arising with respect to the adoption or operation of the Plan.
IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its officers thereunto duly authorized and attested as of the date first-noted above.

ATTEST:	HANCOCK HOLDING COMPANY
By: /s/ Michele Chaffin	By: /s/ Carl J. Chaney
Title: President & CEO